UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California		95037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As we have previously reported, the Company finances a substantial portion of its working capital requirements with borrowings under a long-term revolving bank line of credit, which is governed by that certain Third Amended and Restated Loan and Security Agreement, as amended (the “Credit Line Agreement”) entered into by the Company with Bank of America N. A., as lender (the “Bank”).

The Credit Line Agreement contains a single financial covenant which requires the Company to achieve a fixed charge coverage ratio of at least 1.10–to-1.0 for successive rolling 12 month periods ending on the last day of each fiscal quarter. The first of those rolling 12-month periods to which the covenant was to have been applicable was the 12 month period ending June 30, 2012.

On July 30, 2012 the Company and the Bank entered into the 12th Amendment to the Credit Line Agreement (the “12th Amendment”), which provides, instead, that the first of those rolling 12-month periods to which that financial covenant will apply will be the 12 month period ending September 30, 2012.

The 12th Amendment also provides for an increase, which became effective August 1, 2012, in the rate of interest on the Company’s outstanding credit line borrowings by 0.25% per annum and that this higher interest rate will not be reduced to its prior level until the Company reports, as of the end of any subsequent quarter, a fixed charge coverage ratio of at least 1.10–to-1.0 for the immediately preceding 12 month period. Even if the interest rate is so reduced in the future, the interest rate would still remain subject to (i) a possible 0.25% increase if the Company’s fixed charge ratio for any future rolling 12 month period were to once again fall below 1.10–to-1.0, or (ii) a possible further decrease if, for any future rolling 12 month period, the Company’s fixed charge coverage ratio were to improve to more than 1.50-to-1.0 and its net earnings were to exceed $625,000.

The Company cannot predict the effect that this 0.25% increase will have on its interest expense in future periods, because that will depend on the amount of its credit line borrowings that are outstanding from time to time and on either the Libor rate or the Bank’s prime rate, as applicable, on which the interest rates on those borrowings are based and which fluctuate from time to time based on prevailing market conditions.

The foregoing summary of the 12th Amendment is not intended to be complete and is qualified in its entirety by reference to that Amendment, a copy of which is attached as Exhibit 99.1 to and, by this reference is incorporated into, this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Twelfth Amendment, dated as of July 30, 2012, to Third Amended & Restated Loan and Security Agreement between the Company and Bank of America, N. A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Dated: August 2, 2012	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President & Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Twelfth Amendment, dated as of July 30, 2012, to Third Amended & Restated Loan and Security Agreement between the Company and Bank of America, N. A.

E-1